EXHIBIT 99.1

     Atlantic Coast Federal Corporation Re-Elects Directors
                  Martin, Beekler and Sweat

    WAYCROSS, Ga.--(BUSINESS WIRE)--May 18, 2007--Atlantic Coast Federal Corporation (NASDAQ:ACFC), the holding company for Atlantic Coast Bank, today reported on its 2007 annual meeting of stockholders. In formal business conducted at the meeting, stockholders re-elected three directors to three-years terms that expire with the 2010 annual meeting: Charles E. Martin, Jr., Chairman of the Board; Thomas F. Beeckler, President and Chief Executive Officer of the Beeckler Company of Jacksonville, Florida, a real estate development firm; and, Forrest W. Sweat, Jr., a partner in the law firm of Walker & Sweat of Waycross, Georgia.

    The Company's Directors continuing in office to future years include: Robert J. Larison, Jr., President and Chief Executive Officer of Atlantic Coast Federal Corporation; Frederick D. Franklin, Jr., a partner in the law firm of Rogers Towers, P.A., of Jacksonville; W. Eric Palmer, Director of Patient Financial Services with the Mayo Clinic in Jacksonville; Jon C. Parker, Sr., Senior Vice President of Atlantic Coast Federal Corporation; Robert J. Smith, a Certified Public Accountant and mortgage banking executive with PHH Mortgage in Jacksonville; and H. Dennis Woods, retired former business manager of CSX Transportation, Inc. of Waycross.

    Each of the Directors of Atlantic Coast Federal Corporation also serves in similar capacities with Atlantic Coast Federal, MHC and Atlantic Coast Bank, the Company's banking institution.

    Stockholders also ratified the appointment of Crowe Chizek and Company LLC as the Company's independent registered public accounting firm for 2007.

    Following the meeting, the Company's Board of Directors formally named Dawna Miller as Chief Financial Officer of the Atlantic Coast Federal Corporation, succeeding Jon C. Parker, Sr. and completing the CFO transition plan announced in March. Parker remains Senior Vice President and Chief Administrative Officer of the Company.

    Atlantic Coast Federal Corporation is the holding company for Atlantic Coast Bank, a federally chartered and insured stock savings association that was organized in 1939 as a credit union to serve the employees of the Atlantic Coast Line Railroad. In November 2000, the credit union converted its charter from a federal credit union to a federal mutual savings association and, in January 2003, Atlantic Coast Federal Corporation was formed as the holding company. The Company completed its initial public stock offering in October 2004. Investors may obtain additional information about Atlantic Coast Federal Corporation on the Internet at www.AtlanticCoastBank.net, under the Investor Information section.

    Atlantic Coast Bank, with approximately $886 million in assets as of March 31, 2007, is a community-oriented financial institution. It serves southeastern Georgia and northeastern Florida through 14 offices, including a focus on the Jacksonville metropolitan area.

    This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

    CONTACT: Corporate Communications, Inc.
             Patrick J. Watson, 615-254-3376